[McGladrey & Pullen Letterhead]



                                     CONSENT

We hereby consent to the incorporation of our report, dated March 12, 1999, included in this Form 10-K in the previously filed Registration Statements of Flanders Corporation and subsidiaries on Form S-8 (No. 333-31667).

                                                   /s/ McGladrey & Pullen, LLP



New Bern, North Carolina
April 14, 2000